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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): October 24, 1999




                                 RISCORP, INC.
                           (Exact name of registrant
                          as specified in its charter)




Florida                         0-27462                    65-0335150
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(State or other               (Commission                  (I.R.S. Employer
jurisdiction of               File Number)                 Identification No.)
incorporation)



2 North Tamiami Trail, Suite 608
Sarasota, Florida                                                  34236-5642
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(Address of principal executive offices)                             (Zip Code)



       Registrant's telephone number, including area code: (941) 366-5015

                                      N/A
                                  -----------
         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On October 24, 1999, Frederick M. Dawson, President, Chief Executive Officer and a director of RISCORP, Inc., died of complications from colon cancer. Mr. Dawson provided services to RISCORP through The Phoenix Management Company, Ltd. ("Phoenix") pursuant to a management agreement which became effective on April 1, 1998, immediately following the sale of substantially all of RISCORP's assets to Zenith Insurance Company. Walter E. Riehemann, Senior Vice President and General Counsel of RISCORP and a limited partner of Phoenix, will assume the duties as president of the general partner of Phoenix.

         Mr. Dawson's death was not unexpected and, therefore, his passing should not adversely affect management's continuing efforts to wind up the business and affairs of RISCORP. The Board of Directors of RISCORP will continue to evaluate what, if any, additional succession plans are necessary or appropriate as a result of these events.


FORWARD-LOOKING INFORMATION

         The above disclosure contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "intend," "should" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. RISCORP, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                RISCORP, Inc.



                                By: /s/ Walter E. Riehemann
                                    -------------------------------------------
                                     Walter E. Riehemann
                                     Senior Vice President and General Counsel

Dated:  October 28, 1999


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